UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

RDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56417	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 506-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RSTN	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The registrant, (“RDE”) has applied to have its shares of common stock listed for trading on the Nasdaq Capital Market. In connection with its listing application, RDE has stated that it has a majority of independent directors and that these independent directors are the only members of its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee that will be formed following its approval for listing on the Nasdaq Capital Market. The independent members of the RDE Board of Directors are identified in its most recent Form 10-K filed April 9, 2024. Those independent directors are Paul K. Danner, who will serve as Chairman of the Audit Committee, Kevin Harrington who will serve as Chairman of the Nominating and Corporate Governance Committee and M. Scot Wingo, who will serve as Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2024	RDE, INC.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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